UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

Teleflex Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 East Swedesford Road, Suite 400 Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 255-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 11, 2016, Teleflex Incorporated (the “Company”) announced that it intended to offer $400.0 million aggregate principal amount of Senior Notes due 2026 (the “Notes”). A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Subsequently, on May 11, 2016, the Company announced that it priced its offering of the Notes. The Company intends to use the net proceeds from the offering to repay approximately $393.0 million of borrowings under its revolving credit facility. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated May 11, 2016.

99.2	Press release, dated May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016

TELEFLEX INCORPORATED

By:	/s/ Jake Elguicze
Jake Elguicze
Treasurer and Vice President,
Investor Relations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 11, 2016

99.2	Press release, dated May 11, 2016